Exhibit 32.1

Certification Pursuant to 18 USC ss.1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Castleguard Energy, Inc. (Company) on Form10-QSB (Report) for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof. I, Bob G. Honea, Chief Executive and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bob G. Honea
Bob G. Honea
Chief Executive and
Chief Financial Officer

Dated: August 14, 2003